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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
INTRADO INC.
(Name of Registrant as Specified In Its Charter)
Not Applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTRADO INC.
1601 Dry Creek Drive
Longmont, Colorado 80503

Notice of Annual Meeting of Stockholders
to be held June 3, 2004

Dear Stockholder:

        Our 2004 Annual Meeting of Stockholders will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, June 3, 2004, beginning at 3:00 p.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

  •
  Election of one Class A director for a term of three years;

  •
  Ratification of the appointment of our independent auditors for 2004; and

  •
  Any other matters properly presented at the meeting or any postponements or adjournments of the meeting.

        You may vote on these matters in person or by proxy. Whether or not you plan to attend the Annual Meeting, we ask that you vote by one of the following methods to ensure that your shares will be represented at the meeting in accordance with your wishes:

  •
  Vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card; or

  •
  Vote by mail, by promptly completing and returning the enclosed proxy card in the enclosed addressed, stamped envelope.

        Only stockholders of record at the close of business on April 12, 2004 may vote at the meeting or any postponements or adjournments of the meeting.

By order of the Board of Directors,

George Heinrichs Chairman of the Board, President, and Chief Executive Officer

Longmont, Colorado
April 30, 2004

TABLE OF CONTENTS

About the Annual Meeting
What is the purpose of the Annual Meeting?
Who is entitled to vote at the meeting?
What are the voting rights of the holders of Intrado common stock?
Who can attend the meeting?
What constitutes a quorum?
How do I vote?
Can I vote by telephone or electronically?
Can I change my vote after I return my proxy card?
What are the Board's recommendations?
What vote is required to approve each item and how will certain proxies be counted?
What are "broker non-votes" and how will they be counted?
Who will bear the cost of soliciting proxies?
Stock Ownership
Who are the largest holders of our common stock?
How much stock do our directors and executive officers own and how do they intend to vote?
Compliance with Section 16 Reporting Requirements
Proposal 1—Election of Director
Director Standing for Election
Directors Continuing in Office
Corporate Governance
What is the role of the Board of Directors?
How often did the Board meet during 2003?
How are directors compensated?
What committees has the Board established?
How do stockholders send communications to the Board or to individual directors?
How do stockholders and other parties submit concerns regarding accounting or auditing matters?
What "minimum qualifications," if any, are required of nominees, and what other skills and experience are required?
What process, if any, exists for stockholders to recommend Board candidates?
Does Intrado have a code of ethics?
What is our policy regarding director attendance at annual stockholder meetings?
Information About Executive Officers
Executive Compensation
Summary Compensation Table
Option Grants
Options Granted During 2003
Option Exercises and Holdings
Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values
Equity Compensation Plans
Summary of Equity Compensation Plans as of Fiscal Year-End
Compensation Committee Interlocks and Insider Participation
Compensation Committee Report on Executive Compensation
Stock Performance Graph
Report of the Audit Committee
Information About Related Party Transactions

i

Change in Independent Auditors
Proposal 2—Ratification of Appointment of Independent Auditors
Policy on Audit Committee Pre-Approval of Services Performed by Independent Auditors
Fees Paid to Independent Auditors
Availability at 2004 Annual Meeting
Vote Required for Ratification
Other Matters
Stockholder Proposals for 2005 Annual Meeting
Appendix A—Audit Committee Charter
Appendix B—Compensation Committee Charter
Appendix C—Corporate Governance Committee Charter

ii

INTRADO INC.
1601 Dry Creek Drive
Longmont, Colorado 80503

Proxy Statement
Annual Meeting of Stockholders
to be held on June 3, 2004

        This proxy statement contains information related to the Annual Meeting of Stockholders (the "Annual Meeting") of Intrado Inc. to be held on Thursday, June 3, 2004, beginning at 3:00 p.m. (local time) at the New York Palace Hotel, 455 Madison Avenue, New York, New York, and at any postponements or adjournments of the meeting. We expect to mail this proxy statement to stockholders on or about April 30, 2004.

About the Annual Meeting

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including the election of directors and ratification of our independent auditors. In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the meeting?

        Only stockholders of record at the close of business on April 12, 2004, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on April 12, 2004, you will be entitled to vote all of the shares you own at the Annual Meeting, or at any postponement or adjournment of the meeting.

What are the voting rights of the holders of Intrado common stock?

        Each outstanding share of Intrado common stock will be entitled to one vote on each matter considered at the meeting.

Who can attend the meeting?

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 2:30 p.m. (local time) and the meeting will begin at 3:00 p.m. (local time). Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

        If you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 17,231,627 shares of common stock were outstanding and entitled to vote at the meeting. Thus, the presence of the holders of common stock representing at least 8,615,814 shares will be required to establish a quorum.

        Proxies received but marked as abstentions and broker non-votes will be included in the number of shares considered to be present at the meeting.

How do I vote?

        If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder (that is, you hold your stock in certificate form) and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form, executed in their favor, from the institution that holds their shares and bring it to the meeting.

Can I vote by telephone or electronically?

        If you are a registered stockholder, you may vote by telephone, or electronically through the Internet, by following the instructions included with your proxy card. The deadline for voting by telephone or electronically for registered stockholders is 12:00 noon Central Standard Time, on June 2, 2004. If you hold your stock in "street name," please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and any deadline for voting.

Can I change my vote after I return my proxy card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by attending the Annual Meeting in person and voting by ballot or by filing with our Corporate Secretary either a notice of revocation or a duly executed proxy bearing a later date.

What are the Board's recommendations?

  The Board of Directors recommends that you vote:

  •
  for election of Stephen O. James as a Class A director; and

  •
  for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

The Board's recommendation is also set forth together with the description of each proposal to be considered in this proxy statement. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item and how will certain proxies be counted?

        Proposal 1: Election of Director.    The affirmative vote of the holders of a plurality of the shares represented in person or by proxy and entitled to vote is required to elect the director nominee. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of the director nominee will not be voted, although it will be counted for purposes of determining whether there is a quorum.

        Proposal 2: Ratification of Appointment of Independent Auditors.    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors. A properly executed proxy marked "ABSTAIN" with respect to the ratification of the appointment of independent auditors will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

What are "broker non-votes" and how will they be counted?

        "Broker non-votes" occur when you hold your shares in "street name" through a broker or other nominee, and you do not give your broker or nominee specific instructions on your proxy card. If you fail to provide specific instructions, your shares may not be voted on those matters. Shares represented by such "broker non-votes" will not be counted in determining the number of shares necessary for approval, but will be counted in determining whether there is a quorum.

Who will bear the cost of soliciting proxies?

        We will bear the cost of soliciting proxies, including expenses in connection with preparing and mailing this proxy statement. In addition, we will reimburse brokerage firms and other persons representing you for their expenses in forwarding proxy material to you. Our directors, officers, and employees may also solicit you by telephone and other means, but they will not receive any additional compensation for the solicitation.

Stock Ownership

Who are the largest holders of our common stock?

        Based on a review of filings with the Securities and Exchange Commission, the following holders owned more than five percent of our outstanding common stock at the time of their last filing:

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owner	Commmon Stock	Percent of Common Stock Outstanding
NV Partners II LP 98 Floral Avenue, Murray Hill, NJ 07974	1,142,079	6.6%
Federated Investors, Inc. Federated Investors Tower, 5800 Corporate Drive, Pittsburgh, PA 15222-3779	1,117,190	6.5%
Barclays Global Fund Investors, NA and Barclays Global Fund Advisors 45 Fremont Street, San Francisco, CA 94105	1,057,883	6.2%
Essex Investment Management Company LLC 125 High Street, Boston, MA 02110	1,032,220	6.0%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from April 1, 2004. For purposes of this table, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

        As of April 1, 2004, we were not aware of any other individuals or entities that own more than five percent of our common stock.

How much stock do our directors and executive officers own and how do they intend to vote?

        The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by: (1) the directors and executive officers named in the Summary Compensation Table below and (2) the directors and executive officers as a group. The officers and directors have indicated

that they intend to vote for election of the nominated director and for ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Common Stock	Stock Options Exercisable Within 60 Days	Percent of Common Stock Outstanding
George Heinrichs(2)	449,838	42,513	2.9%
Stephen M. Meer	203,343	41,580	1.4%
Lawrence P. Jennings	8,853	183,630	1.1%
Michael D. Dingman, Jr.	7,000	117,381	*
Craig W. Donaldson	18,815	16,819	*
Stephen O. James	10,530	45,800	*
David Kronfeld	29,482	59,000	*
Mary Beth Vitale	9,384	47,500	*
Winston J. Wade	19,232	59,000	*
Darrell A. Williams	14,035	59,000	*
Art Zeile	232	-0-	*
All directors and executive officers as a group (12 persons)(2)	779,066	726,410	8.4%

*
Less than one percent.

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if such person has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from April 1, 2004. For purposes of this table, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares.

(2)
Includes 1,539 shares held by Mr. Heinrichs' minor daughter and 1,539 shares held by Mr. Heinrichs' minor son.

Compliance with Section 16 Reporting Requirements

        Section 16(a) of the Securities Exchange Act requires our executive officers, our directors, and persons who own more than ten percent of a registered class of our equity securities, to file changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. These executive officers, directors, and ten-percent stockholders are also required by Securities and Exchange Commission rules to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of these forms, we believe that all Section 16(a) reports applicable to our executive officers, directors, and ten-percent stockholders with respect to reportable transactions during the year ended December 31, 2003 were filed on a timely basis, with the following exception of: Teri Depuy, Michael Dingman, Craig Donaldson, George Heinrichs, Lawrence Jennings and Stephen Meer, who, due to an administrative error on the part of the company in communicating the appropriate number of stock options to be granted under the 1998 Stock Incentive Plan, filed reports on February 17, 2003 reporting their respective February 11, 2003 stock option grants; and Ms. Vitale and Messrs. Wade and Williams, who, due to an administrative error in reporting their right to receive common stock as consideration for attending a committee meeting, filed a report on June 27, 2003 evidencing their right to receive common stock as of June 17, 2003.

Proposal 1—Election of Director

        The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The term of office of the two Class A directors, Stephen O. James and Mary Beth Vitale, expires at the 2004 Annual Meeting. Ms. Vitale has indicated that she intends to accept a consulting position with Intrado and therefore, she will not stand for re-election to the Board. The Board intends to fill this vacancy with an independent director. The Board of Directors proposes that Mr. James be re-elected for a new term of three years and until his successor is duly elected and qualified. Information about Mr. James, including his biography, meeting attendance, committee participation and compensation, is provided below.

Director Standing for Election

        The director standing for election is:

Stephen O. James	Mr. James has served as a director since October 1999. Mr. James has been an independent executive business consultant since 1993 and has served as the Managing Partner of Boulder Telecom Partners since October 1999, Boulder Telecom Partners II since March 2001, Boulder Telecom Partners III since January 2004 and Boulder Bancshares since March 2003. Mr. James has also served as a director of Oster Dow Jones Commodity News since January 2002 and served as a director of Stratagene Holding Corp. from January 1996 to August 2003. Mr. James is 60 years old.

        The Board of Directors has no reason to believe that the nominee will not serve if elected, but if the nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the persons named as proxies will vote for the substitute nominee designated by the Board.

        Directors will be elected by a plurality of the votes cast at the Annual Meeting. If elected, the nominee is expected to serve until the 2007 Annual Meeting of Stockholders and until his successor is duly elected and qualified.

        The Board of Directors recommends that you vote FOR the election of the nominee named above.

Directors Continuing in Office

        The directors continuing in office are:

George Heinrichs	A co-founder of Intrado, Mr. Heinrichs has served as our President and a director since 1979 and as our Chairman and Chief Executive Officer since 1995. His current term as a director expires at the 2006 Annual Meeting of Stockholders. Mr. Heinrichs is 46 years old.
David Kronfeld
Mr. Kronfeld has served as a director since March 1998, and previously served as a director from February 1992 to June 1996. His current term as a director expires at the 2005 Annual Meeting of Stockholders. Mr. Kronfeld has served as Manager of JK&B Capital LLC since he founded the company in October 1995. Since 1989, Mr. Kronfeld has been a general partner of Boston Capital Ventures Limited Partnership, Boston Capital Ventures II Limited Partnership, Boston Capital Ventures III L.P. and Boston Capital Ventures, all of which are venture capital funds. Mr. Kronfeld is 56 years old.

Winston J. Wade
Mr. Wade has served as a director since October 1999. His current term as a director expires at the 2006 Annual Meeting of Stockholders. Mr. Wade was the Chief Executive Officer of MediaOne Malaysia from 1997 until his retirement in 1999 and the Managing Director of MediaOne India, BPL/US West from 1996 to 1997. From 1981 through 1995, Mr. Wade held several positions with US West, including Vice President—Network Operations, Vice President—Network Infrastructure, Vice President—Technical Services and President—Information Technologies Group. Mr. Wade currently serves as a director of EFJ Inc. and of AmeritasAcacia Life Insurance Company. Mr. Wade is 65 years old.
Darrell A. Williams
Mr. Williams has served as a director since January 2000, and previously served as a director from February 1998 to December 1999. His current term as a director expires at the 2006 Annual Meeting of Stockholders. Since January 2004, Mr. Williams has been the President and founder of DuSable Capital Inc., a corporate financial advisory services firm. From January 2000 to December 2003, Mr. Williams served as Chief Investment Officer of the Telecommunications Development Fund, a telecommunications investment fund. From 1992 to 1999, Mr. Williams was with Ameritech Development Corporation, last serving as Vice President, Venture Capital. Mr. Williams is 44 years old.
Art Zeile
Mr. Zeile has served as a director since January 2004. Mr. Zeile co-founded Inflow, Inc., a provider of information technology outsourcing, in September 1997 and has served as its Chief Executive Officer since formation. From 1994 to 1997, Mr. Zeile served as Vice President of Business Operations for LINK-VTC, a global provider of videoconferencing services. Mr. Zeile is 40 years old.

Corporate Governance

What is the role of the Board of Directors?

        It is the paramount duty of the Board of Directors to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of the company and to assure that the long-term interests of the stockholders are being served. To satisfy this duty, the directors take a proactive, focused approach to their position, and set standards to ensure that Intrado is committed to business success through maintenance of the highest standards of responsibility and ethics.

        Members of the Board bring a wide range of experience, knowledge and judgment to Intrado. These varied skills mean that directors are expected to play an active and proactive role in corporate governance. Intrado's governance structure is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

How often did the Board meet during 2003?

        During 2003, the Board of Directors held seven meetings, including four regularly scheduled quarterly meetings at which the Board met in executive session, without management directors and other members of management. Each director attended more than 75% of the total number of meetings of the Board and Committees on which he or she served.

How are directors compensated?

        Base Compensation.    During 2003, each non-employee director received a quarterly retainer of $4,500 and a fee of $1,500 per Board or Committee meeting attended. Committee chairs received an additional fee of $1,000 for each Committee meeting attended. Quarterly retainers and meeting fees are payable in cash or stock at the director's discretion. During 2003, each member of the Board elected to have their quarterly retainers and meeting fees paid in Intrado stock. In addition, we reimbursed our directors for all reasonable and necessary travel and other incidental expenses incurred in connection with their attendance at meetings of the Board and Committees of the Board. Board members (other than members of the Audit Committee) may be paid additional amounts for consulting services that extend beyond their normal Board duties, although no such payments have been made to date. Furthermore, members of the Audit Committee are prohibited from accepting any consulting, advisory, or other compensatory fee from Intrado other than those fees paid in their capacities as members of the Board of Directors or a Board committee.

        Stock Options.    Under the Discretionary Option Grant Program, which is part of our 1998 Stock Incentive Plan, each individual who first becomes a non-employee Board member will be granted an option to purchase 30,000 shares of common stock during the year in which the individual joins the Board, provided the individual was not previously employed by Intrado. In addition to the initial option grant, each non-employee Board member is eligible to receive an annual option grant. The amount of each annual option grant, if any, is determined by the Board. During 2003, each non-employee director received options to purchase a total of 10,000 shares of common stock pursuant to the Discretionary Option Grant Program. All options vest 24% on the one-year anniversary of the option grant date and 2% per month thereafter until 100% vested.

What committees has the Board established?

        The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Corporate Governance Committee. Each committee operates under a written charter adopted by the Board. The full text of each charter has been included as appendix to this proxy statement.

        Audit Committee.    The Audit Committee met nine times during 2003. More information about the Audit Committee, including its functions and activities, can be found below on pages 18-19 under the caption "Report of the Audit Committee." The Audit Committee currently consists of Darrell A. Williams and Winston J. Wade. Mary Beth Vitale served as a member of the Audit Committee during 2003 and until April of 2004. The Board intends to appoint a third director to the Audit Committee as soon as practicable. Mr. Williams serves as chair of the committee. The Board has determined that Messrs. Williams and Wade are each qualified as an audit committee financial expert within the meaning of SEC regulations and that each member of the Audit Committee during 2003 has accounting and related financial expertise within the meaning of the listing standards of the Nasdaq National Market. Mr. Williams is presently serving as the President, founder and owner of DuSable Capital Inc., a corporate financial advisory services firm. Previously, he served as the Chief Investment Officer of the Telecommunications Development Fund, a telecommunications development fund, and as Vice President, Venture Capital of Ameritech Development Corporation. In his current capacity, as well as his prior two positions, Mr. Williams actively analyzes and evaluates the financial statements of a wide variety of companies, utilizing his understanding of generally accepted accounting principles and their application to complex financial situations. Mr. Wade has served as an executive officer of two companies in which he directly supervised principal financial/accounting officers and controllers. Each member of the Audit Committee is an "independent director," as defined under the listing standards of the Nasdaq Stock Market. Although the Audit Committee Charter is not posted on our website, it is attached to this proxy statement as Appendix A.

        Compensation Committee.    The Compensation Committee met four times during 2003. The Compensation Committee:

  •
  reviews and acts on matters relating to compensation levels and benefits plans for our directors, executive officers and key employees;

  •
  is responsible for administering and granting stock options and other awards under our existing incentive compensation plans; and

  •
  periodically reviews, at the request of the Board of Directors, management succession planning.

        The Compensation Committee currently consists of Stephen O. James, Darrell A. Williams and Winston J. Wade. Messrs. Wade and Williams served as members of the committee for all of 2003 and Mr. James began serving as a member of the committee in September 2003. Mary Beth Vitale served as a member of the Compensation Committee prior to September 2003. Mr. Wade serves as chair of the committee. Each member of the Compensation Committee is an "independent director," as defined under the listing standards of the Nasdaq Stock Market, a "non-employee director," as defined under SEC Rule 16b-3, and an "outside director," as defined under Section 162(m) of the Internal Revenue Code. The Compensation Committee Report on Executive Compensation can be found on pages 14-17. Although the Compensation Committee Charter is not posted on our website, it is attached to this proxy statement as Appendix B.

        Corporate Governance Committee.    The Corporate Governance Committee met five times during the 2003. The Corporate Governance Committee:

  •
  develops and implements policies and practices relating to corporate governance, including training;

  •
  advises the Chairman of the Board and Committee chairs with respect to agendas and information needs relating to Board and Committee meetings;

  •
  advises the Board with respect to the selection of Committee chairs;

  •
  establishes the criteria for Board membership, reviews background information for candidates for the Board, including incumbent directors and those recommended by stockholders, and makes recommendations to the Board regarding such candidates; and

  •
  gives executive management guidance on executive management requirements and qualifications and assists in the recruitment and selection of qualified executives.

        The Corporate Governance Committee currently consists of Stephen O. James and Winston J. Wade. Messrs. James and Wade served as members of the committee for all of 2003. Mary Beth Vitale served as a member of the committee from September 2003 to April 2004. Mr. James serves as chair of the committee. Each member of the Corporate Governance Committee is an "independent director," as defined under the listing standards of the Nasdaq Stock Market. Although the Corporate Governance Committee's charter is not posted on our website, it is attached to this proxy statement as Appendix C. Mr. James, as Chairman of the Corporate Governance Committee, also serves as the Board's "lead director." As lead director, Mr. James presides over executive sessions of the Board of Directors in which management directors and other members of management do not participate. Executive sessions are held at each quarterly Board meeting. The Corporate Governance Committee's policies with regard to stockholder communications and director nominations are outlined below.

How do stockholders send communications to the Board or to individual directors?

        Intrado's Corporate Governance Committee maintains a process by which stockholders may communicate with the Board or individual Board members. Stockholders wishing to do so may send their written communication in care of:

  Intrado Inc.
  Corporate Secretary/General Counsel
  1601 Dry Creek Drive
  Longmont, Colorado 80503

All communications must state the name of the communicating stockholder and the number of shares beneficially owned. The Corporate Secretary/General Counsel will promptly forward such communication to the Board or to the individual director or directors indicated in the communication. However, the Corporate Secretary reserves the right to withhold any abusive, threatening or otherwise inappropriate materials from the Board.

How do stockholders and other parties submit concerns regarding accounting or auditing matters?

        The Audit Committee has adopted a process by which stockholders and other parties may communicate their concerns regarding accounting or auditing matters. If you have a concern regarding an accounting or auditing matter that you wish to submit, you may do so via U.S. mail, hand-delivery or overnight courier to the following address:

  Intrado Inquiry
  c/o Jack Lewis
  Ireland, Stapleton, Pryor & Pascoe, P.C.
  1675 Broadway, Suite 2600
  Denver, CO 80202

Please label any submission as follows: "Intrado Inc.—Accounting/Auditing Matter." Please identify yourself, describe the nature of the complaint, and provide any supporting documents that will assist Ireland, Stapleton, Pryor & Pascoe, P.C. and the Audit Committee in their investigation of the complaint.

What "minimum qualifications," if any, are required of nominees, and what other skills and experience are required?

        The Corporate Governance Committees Charter requires the committee to "conduct appropriate and necessary inquiries into the backgrounds and qualifications of Board candidates (including compliance with security procedures that are consistent with those required of senior management), with advice and assistance from internal and external legal, accounting, security and other advisors." The Corporate Governance Committee and the Board have determined that, in order for a nominee to be recommended to the Board of Directors, the nominee must demonstrate the following minimum qualifications:

  •
  Highest standard of ethics.

  •
  Common sense.

  •
  Business judgment.

  •
  Availability for meetings and communications.

  •
  No conflicts of interest.

  •
  Genuine commitment to carry out the fiduciary duties owed to stockholders.

  •
  Compliance with our security screening required of senior management including background checks and drug screening.

  •
  Willingness to challenge, be challenged and actively participate in meetings.

Other requisite qualities, experience, special technical skills or other characteristics that a nominee must possess are evaluated, initially by the Corporate Governance Committee and then if appropriate by the Board, based on our particular needs and circumstances at any given time. This evaluation is conducted in light of such factors as the future direction of the company, existing Board composition, commitment to diversity, desire or need for certain expertise and other relevant factors.

What process, if any, exists for stockholders to recommend Board candidates?

        Intrado's Corporate Governance Committee's Charter requires the committee to "identify, consider, recommend and recruit candidates to fill vacancies or new positions on the Board, including consideration of candidates recommended by stockholders." Thus, the Corporate Governance Committee receives and considers recommendations for director nominees made by stockholders. The Corporate Governance Committee and the Board will evaluate all stockholder-recommended candidates in light of the above-stated requirements for minimum qualifications and other requisite qualities, skills, experience and characteristics and in contemplation of Intrado's particular needs and circumstances at any given time. Stockholder-recommended candidates are evaluated on the same basis as any other recommended candidate. Stockholders may send recommendations to:

  Intrado Inc.
  Corporate Governance Committee Chair
  c/o Corporate Secretary/General Counsel
  1601 Dry Creek Drive
  Longmont, Colorado 80503

The recommendation should provide the nominee's qualifications, other relevant biographical information and the nominee's consent to serve as a director. Recommendations will be promptly logged and forwarded to the Corporate Governance Committee chair for further dissemination to the committee members.

Does Intrado have a code of ethics?

        We have adopted a Code of Conduct and Business Ethics. The portion of the Code of Conduct and Business Ethics that deals with financial and accounting matters and that is specifically applicable to our principal executive officer, the principal financial officer and the principal accounting officer, which we refer to as the Sarbanes Oxley Financial Code of Ethics, was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2003. The full Code of Conduct and Business Ethics, which is applicable to the Board and all of our employees, will be filed as an exhibit to the Form 10-Q for the quarter ended March 31, 2004. We intend to disclose amendments to or waivers from the Code of Conduct and Business Ethics (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) in a Current Report on Form 8-K, which will be filed with the SEC.

What is our policy regarding director attendance at annual stockholder meetings?

        While we do not require our directors to attend annual stockholder meetings, directors are encouraged to attend, and actively participate, particularly where travel plans can conveniently be arranged or where the director's residence is in close proximity to the meeting place. A director's record of attendance and participation are considered when the director is up for reelection. Four of six directors attended our 2003 Annual Stockholder Meeting.

Information About Executive Officers

        Our executive officers and their ages as of April 1, 2004 are as follows:

George Heinrichs	A co-founder of Intrado, Mr. Heinrichs has served as our President and a director since 1979 and as our Chairman and Chief Executive Officer since 1995. Mr. Heinrichs is 46 years old.
Lawrence P. Jennings
Mr. Jennings has served as our Chief Operating Officer since February 2002. Mr. Jennings joined Intrado in June 1999 as our Vice President of Sales and served as our Senior Vice President of Business Operations from December 1999 until February 2002. From 1995 through June 1999, Mr. Jennings served as Vice President of Operations and Vice President of Sales for Teletrac, Inc. Mr. Jennings is 49 years old.
Stephen M. Meer	A co-founder of Intrado, Mr. Meer has served as our Chief Technology Officer since 1979. Mr. Meer is 47 years old.
Michael D. Dingman, Jr.
Mr. Dingman has served as our Chief Financial Officer since September 2000. From March 1999 to August 2000, he was Chief Financial Officer and Treasurer for RMI.NET. In July 2001, 11 months after Mr. Dingman resigned his position at RMI.NET (now known as Internet Commerce & Communications, Inc.), RMI.NET filed a voluntary petition for relief with the United States Bankruptcy Court for the District of Colorado. From January 1997 through February 1999, Mr. Dingman was the President of Qwon Investment Consultants, Inc. From March 1994 through December 1996, Mr. Dingman was President of Owen-Joseph Companies. Mr. Dingman is 50 years old.
Craig W. Donaldson
Mr. Donaldson has served as our General Counsel since August 1997 and has also served as our Senior Vice President and Corporate Secretary since January 2001. From 1988 to August 1997, Mr. Donaldson was in private law practice. Mr. Donaldson is 53 years old.

Executive Compensation

        The following table sets forth the compensation earned during the year ended December 31, 2003 by our "Named Executive Officers," who consist of our Chief Executive Officer and four other executive officers who served in the capacity of an executive officer on December 31, 2003 and earned more than $100,000 in combined salary and bonus in 2003.

Summary Compensation Table

Long-Term Compensation
Annual Compensation
Name and Principal Position					Securities Underlying Options(2)	All Other Compensation(3)
	Year	Salary	Bonus(1)
George Heinrichs Chairman of the Board, President, and Chief Executive Officer	2003 2002 2001	$412,694 245,000 245,000	$ $	151,018 185,258 236,357	75,000 80,000 —	$4,933 4,933 4,933
Lawrence P. Jennings Chief Operating Officer	2003 2002 2001	303,649 222,000 220,458		111,115 167,867 214,169	50,000 56,000 100,000	2,000 2,000 2,000
Stephen M. Meer Vice President and Chief Technology Officer	2003 2002 2001	312,416 205,000 185,000		114,323 186,554 178,474	50,000 51,000 —	2,000 2,000 2,000
Michael D. Dingman, Jr. Chief Financial Officer	2003 2002 2001	273,075 197,913 175,000		99,927 149,100 168,827	50,000 51,000 —	2,000 2,000 2,000
Craig W. Donaldson Senior Vice President, General Counsel and Corporate Secretary	2003 2002 2001	208,000 200,000 179,167		41,884 21,352 44,425	35,000 37,000 50,000	2,000 2,000 2,000

(1)
A portion of the bonuses included in each year were earned in that year, but not paid until the following year.

(2)
Options listed in the table were granted under the 1998 Stock Incentive Plan.

(3)
Includes matching contributions under our 401(k) Plan and premiums paid by Intrado on term life and disability insurance policies that are not available under our employee benefit plan.

Option Grants

        The following table sets forth information regarding the stock option grants made to each of the Named Executive Officers during the year ended December 31, 2003.

Options Granted During 2003

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees In Fiscal Year
Name			Exercise Price Per Share	Expiration Date
					5%	10%
George Heinrichs	75,000	14.1%	$7.66	2/1/13	$361,300	$915,605
Lawrence P. Jennings	50,000	9.4%	7.66	2/1/13	240,867	610,403
Stephen M. Meer	50,000	9.4%	7.66	2/1/13	240,867	610,403
Michael D. Dingman, Jr.	50,000	9.4%	7.66	2/1/13	240,867	610,403
Craig W. Donaldson	35,000	6.6%	7.66	2/1/13	168,607	427,282

(1)
The options were granted to each of the Named Executive Officers pursuant to the 1998 Stock Incentive Plan. Options vest 24% one year from the date of grant and 2% each month thereafter.

(2)
The five percent and ten percent assumed annual rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission. There can be no assurance provided to the option holder or any other holder of our securities that the actual stock price appreciation over the ten-year option term will be at the assumed five percent and ten percent levels or at any other defined level.

Option Exercises and Holdings

        The following table sets forth information regarding exercises of stock options during the year ended December 31, 2003 and exercisable and unexercisable options held as of December 31, 2003 by each of the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
George Heinrichs	—	$—	74,266	111,400	$1,087,815	$1,478,210
Lawrence P. Jennings	—	—	108,270	76,080	2,681,548	1,007,596
Stephen M. Meer	—	—	55,760	73,640	502,618	979,834
Michael D. Dingman, Jr.	—	—	108,520	92,680	1,586,584	1,210,116
Craig W. Donaldson	18,815	302,191	7,949	77,932	90,925	942,723

        The value realized by each option exercised equals the total market price of the shares purchased, based on the last sale price of the common stock on the Nasdaq National Market on the exercise date, minus the total exercise price paid for those shares. The value of each unexercised option is based on the excess, if any, of $21.95 per share, the last sale price of the common stock on the Nasdaq National Market on December 31, 2003, over the per share exercise price of each outstanding option.

Equity Compensation Plans

        The following table summarizes information, as of December 31, 2003, relating to our equity compensation plans pursuant to which grants of stock options, warrants and other rights to acquire shares of Intrado common stock may be granted from time to time.

Summary of Equity Compensation Plans as of Fiscal Year-End

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Issuance Under Equity Compensation Plans, Excluding Securities Available in First Column(1)
Equity compensation plans approved by stockholders	3,093,106	$9.65	178,440
Outstanding warrants	17,720	$7.91	—

Total	3,110,826	$9.64	178,440

(1)
Our 1998 Stock Incentive Plan, which was approved by stockholders, includes an evergreen provision in which the number of shares issuable under the Plan automatically increases on the first trading day in January of each calendar year by an amount equal to three percent of the total number of shares of common stock outstanding on the last trading day in December of the preceding calendar year (but in no event shall such increase exceed 731,000 shares). On December 31, 2003, we had 16,164,007 shares outstanding. On January 2, 2004 (the first trading day in 2004), the number of shares issuable under the 1998 Stock Incentive Plan increased by 485,062 shares. This amount is not included in the "Number of Shares Remaining Available for Issuance Under Equity Compensation Plans."

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee currently consists of Stephen O. James, Darrell A. Williams, and Winston J. Wade. Mr. James began serving on the Compensation Committee in September 2003 when Mary Beth Vitale moved from the Compensation Committee to the Corporate Governance Committee. No members of the Compensation Committee have ever been officers or employees of Intrado.

        None of the Named Executive Officers have ever served as a member of the Board of Directors or Compensation Committee of any other entity that has or has had one or more executive officers serving as a member of our Board or Compensation Committee.

Compensation Committee Report on Executive Compensation

        The Compensation Committee reviews and acts on matters relating to compensation levels and benefits plans for executive officers and key employees. The Compensation Committee also provides for grants of stock awards, stock options, stock appreciation rights, and other awards to be made under existing incentive compensation plans.

        General Compensation Policy and Objectives.    The fundamental policy of the Compensation Committee is to provide executive officers and key employees with competitive compensation opportunities based upon their contribution to Intrado's development and financial success and their personal performance. The Committee seeks to ensure that:

  •
  rewards are closely linked to company-wide, business unit and individual performance;

  •
  the interests of Intrado's employees are aligned with those of its stockholders through potential stock ownership; and

  •
  compensation and benefits encourage teamwork and are set at levels that enable Intrado to attract, retain and improve the loyalty of high quality employees.

        Accordingly, the compensation package for each executive officer is comprised of three elements:

  •
  base salary, which principally reflects an executive officer's individual performance;

  •
  bonus, which principally reflects company-wide or business unit performance; and

  •
  long-term stock-based incentive compensation, which strengthens the mutuality of interests between executive officers and stockholders.

        The Committee exercises judgment and discretion in setting both short-term and long-term compensation incentives.

        Base Salary.    The suggested base salary for each executive officer is determined on the basis of experience, personal performance, the salary levels in effect for comparable positions within and without the industry, and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

        Bonus Compensation.    The Compensation Committee establishes potential bonus amounts for executive officers and key employees based on the bonus levels for comparable positions and the achievement of specific quarterly performance targets that are set early in each year. In 2003, the Compensation Committee set performance targets based on the following business criteria:

  •
  revenue;

  •
  operating income; and

  •
  cash balance.

        The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate. The Compensation Committee may from time to time exercise discretion to award additional cash bonuses or to reduce cash bonuses when it determines that such adjustments are in Intrado's best interest.

        Long-Term Incentive Compensation.    Long-term incentives are provided primarily through grants of stock options under Intrado's 1998 Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and to provide each individual with a significant incentive to manage Intrado from the perspective of an owner with an equity stake. Each option grant allows the executive officer to acquire shares of the common stock at a fixed price per share, typically equal to the market price on the grant date, over a specified period of time of up to ten years. Options generally vest 24% on the first anniversary of the date of grant and 2% per month thereafter until fully exercisable, contingent upon an executive officer's continued employment with Intrado. Accordingly, an option grant generally provides a return to the executive officer only if the executive officer remains employed by Intrado during the vesting period, and then only if the market price of the underlying shares appreciates. The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the executive officer's potential for increased responsibility and promotion over the option term, and the executive officer's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. The Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of executive officers.

        Compensation Upon a Change in Control.    In the event of a "change in control" of Intrado, the Compensation Committee has authority to provide for the automatic acceleration of vesting of one or more outstanding options issued under the 1998 Stock Incentive Plan so that each accelerated option becomes exercisable in full. In addition, the Compensation Committee has authority to condition the automatic acceleration of vesting upon the involuntary termination of an optionee's service within a designated period (not to exceed 18 months) following a "change in control." "Involuntary termination" includes involuntary dismissal for reasons other than misconduct or voluntary resignation following: (1) a change in his or her position with the company which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (2) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than 15%; or (3) a relocation of the individual's place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the company without the individual's consent.

        Furthermore, Intrado has entered Non-Competition Agreements with each of the Named Executive Officers. Under these agreements, the Named Executive Officers are entitled to severance pay following a "change in control" if: (1) he or she is terminated for reasons other than the executive's fraudulent conduct or theft involving the assets of Intrado or its affiliated companies; or (2) he or she voluntarily resigns employment within one-year of the change in control. Messrs. Heinrichs and Meer, as co-founders of Intrado, are entitled to three years of severance pay, but must agree not to compete with the surviving corporation for three years after termination of employment. Messrs. Jennings and Dingman are entitled to two years of severance pay, but must agree not to compete with the surviving corporation for two years after termination of employment. Mr. Donaldson is entitled to one year of severance pay, but must agree not to compete with the surviving corporation for one year after termination of employment.

        Chief Executive Officer Compensation.    Mr. Heinrichs' compensation in 2003, including base salary, bonus award and stock option grant, was determined within the framework established for all executive officers and was intended to provide a level of stability and certainty to Intrado and its security holders. In 2003, Mr. Heinrichs' base salary remained at $412,694. Mr. Heinrichs' 2003 bonus award of $151,018 was determined in accordance with the achievement of the quarterly performance targets (see "Bonus Compensation" above), which were set at the beginning of 2003.

        On February 11, 2003, the Compensation Committee granted Mr. Heinrichs an option to purchase 75,000 shares of Intrado common stock at an exercise price of $7.66 per share. The exercise price was set at fair market value on the date of grant. Subject to the terms applicable to this grant, the stock option vests 24% on the first anniversary of the date of grant and 2% per month thereafter until fully vested. The stock option expires ten years from the date of grant.

        Compliance with Internal Revenue Code Section 162(m).    Under Section 162(m) of the Internal Revenue Code, Intrado may not deduct, for federal income tax purposes, compensation paid to the chief executive officer and four other most highly paid executive officers to the extent that compensation exceeds $1,000,000 per officer in any year. This limitation applies to all compensation paid to the covered executive officers that is not considered to have been performance based. The management incentive compensation plan contains provisions intended to ensure that any compensation deemed paid in connection with the exercise of stock options granted under the plan with an exercise price equal to the market price of the common stock on the grant date will qualify as performance-based compensation. The Compensation Committee does not expect that the compensation that will be paid to any of Intrado's executive officers during 2004 will exceed $1,000,000. However, the Compensation Committee recognizes the need to retain flexibility to make compensation decisions that may not meet Section 162(m) standards when necessary to enable Intrado to meet its overall objectives, even if Intrado may not deduct all of the compensation paid. Accordingly, the Compensation

Committee reserves the authority to approve non-deductible compensation in appropriate circumstances.

Members of the Compensation Committee
Winston J. Wade, Chairman Stephen O. James Darrell A. Williams

Stock Performance Graph

        The graph depicted below compares the performance of Intrado common stock with the performance of the Nasdaq Stock Market-US and the Nasdaq Computer and Data Processing Services indices over the period beginning on December 31, 1998 and ending on December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 in our common stock and in each comparison index (the Nasdaq Stock Market-US Index and the Nasdaq Computer and Data Services Index), and that all dividends were reinvested. We have not declared any dividends on our common stock.

Comparison of Cumulative Total Return
Based on investment of $100 on December 31, 1998

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Intrado (Nasdaq: TRDO)	$100	$125	$91	$572	$209	$468
Nasdaq US	$100	$185	$102	$89	$61	$92
Nasdaq Computer and Data Processing Services Stocks	$100	$220	$101	$82	$56	$74

Report of the Audit Committee

        The following Report of the Audit Committee, including the Audit Committee Charter, does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.

        The purpose of the Audit Committee of Intrado's Board of Directors is to assist the Board of Directors in its oversight of:

  •
  the integrity of Intrado's financial statements, including compliance with legal and regulatory requirements relating to financial reporting and disclosure;

  •
  the qualifications and independence of Intrado's independent auditors; and

  •
  the performance of Intrado's independent auditors and of Intrado's internal audit function.

        In carrying out these responsibilities, the Audit Committee, among other things:

  •
  reviews quarterly and annual financial reports prepared by Intrado's management and discusses the reports with management;

  •
  supervises the relationship between Intrado and its independent auditors and has direct responsibility for appointment, removal, compensation, oversight and confirmation of the independence of the independent auditors;

  •
  reviews the scope of and pre-approves audit, non-audit, tax and other services;

  •
  meets with Intrado's independent auditors to discuss critical accounting policies and practices, alternative treatments of financial statement items, and other matters; and

  •
  oversees management's implementation and maintenance of internal and disclosure controls systems; and

  •
  reviews Intrado's policies relating to legal and regulatory compliance, ethics, conflicts of interests and related party transactions.

        In April 2004, Intrado's Board of Directors adopted a new charter for the Audit Committee. The new charter is attached to this proxy statement as Appendix A.

        The Audit Committee met nine times during 2003. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings include, whenever appropriate, separate executive sessions with Intrado's independent auditors, Intrado's internal auditor, and Intrado's management.

        As part of its oversight of Intrado's financial statements, the Committee reviews and discusses with both management and Intrado's independent auditors all annual financial statements and quarterly operating results prior to their issuance. During 2003, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. In addition, management periodically reviewed significant accounting and disclosure issues with the Committee. The Committee discussed with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of Intrado's accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with PricewaterhouseCoopers LLP matters relating to its independence, including a review of audit and non-audit fees and the disclosures made to the Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of Intrado's audited financial statements in Intrado's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Members of the Audit Committee
Darrell A. Williams, Chairman Mary Beth Vitale Winston J. Wade

Information About Related Party Transactions

        We believe that the terms of the transactions described below were no less favorable to us than would have been obtained from an unaffiliated third party. Any further transactions with any of our officers, directors, or principal stockholders will be on terms no less favorable to us than could be obtained from unaffiliated third parties and will be approved by the members of our Audit Committee, which is comprised solely of independent and disinterested members of the Board of Directors.

Lucent and NV Partners II L.P.

        On May 11, 2001, we acquired certain assets and assumed certain liabilities associated with the call handling and database divisions of Lucent Public Safety Systems, or LPSS, an internal venture of Lucent Technologies Inc. As part of the acquisition, we:

  •
  Issued 2,250,000 shares of common stock to Lucent;

  •
  Paid approximately $4.8 million to Lucent for inventory; and

  •
  Issued 13,656 shares of mandatorily redeemable, non-voting, Series A preferred stock ("Preferred Stock"), with an original recorded value of $12.8 million as of May 31, 2003 and a face value of $13.7 million, based on our total combined revenue of $211.8 million over the 24-month period that began on June 1, 2001 and ended on May 31, 2003 ("Total Revenue").

        Common Stock.    In January 2002, Lucent created a new partnership named New Ventures Partners II LP ("NVP II") and transferred its shares of Intrado common stock and its right to receive Intrado Preferred Stock to NVP II. As of December 31, 2003, 1,142,079 of the 2,250,000 shares of common stock issued in connection with the May 2001 acquisition of LPSS continued to be held by NVP II.

        Inventory.    The obligation to purchase inventory from Lucent was paid in four equal installments that began in August 2002 and ended in May 2003. The inventory was written off during the second quarter of 2002 after management determined that the asset value was impaired; however, the obligation to pay Lucent remained and was fully paid by the second quarter of 2003.

        Preferred Stock.    Based on our Total Revenue of $211.8 million during the 24-month contingency period that commenced on June 1, 2001 and ended on May 30, 2003, we were required, under the terms of the purchase agreement between Lucent and Intrado, to issue Preferred Stock to NVP II at a rate of $417,000 for each million dollars of total revenue in excess of $179 million (the "contingent consideration"). In July 2003, we issued approximately $12.8 million of Preferred Stock to NVP II. The Preferred Stock was recorded at a fair value of $12.8 million (defined as the present value of future redemption payments using a 6.07% interest rate) and will be accreted to its face value of $13.7 million over the redemption period. We must redeem the Preferred Stock in three increments:

  •
  The first 33.3% was redeemed in August 2003 for $4.6 million;

  •
  An additional 33.3% on June 1, 2004; and

  •
  The remaining 33.4% on June 1, 2005.

        Early redemption is available at our option. In addition, we must redeem shares of Preferred Stock with 25% of the gross proceeds of any underwritten public offering after June 1, 2003. No dividends will be paid on the Preferred Stock.

        Continuing Transactions With Lucent.    We continue to provide maintenance services to Lucent customers, primarily SBC Communications Inc. and Verizon Communications Inc., on database and call-handling contracts on a subcontracted basis. Lucent is responsible for setting the price, billing the customer and is the primary obligor to the customer for the services. We bill Lucent for services rendered.

        During the years ended December 31, 2003, 2002 and 2001, we recognized approximately $12.9 million, $11.2 million and $6.2 million, respectively, in revenue under the subcontracted services agreement with Lucent. As of December 31, 2003 and 2002, Lucent owed us approximately $521,000 and $1.3 million, respectively. The payable to Lucent of approximately $2.4 million at December 31, 2002 was fully remitted by the second quarter of 2003.

SBC Communications Inc. and Ameritech Corporation

        We provide data management and consulting services pursuant to a service agreement dated August 31, 1994 with Ameritech Information Systems, a wholly owned subsidiary of SBC Communications Inc. ("SBC," formerly known as Ameritech Corporation). Under a master lease agreement dated March 11, 1996, we lease personal property from Ameritech Credit Corporation, another wholly owned subsidiary of SBC. Ameritech Information Systems, Ameritech Credit Corporation and Ameritech Mobile Communications are affiliates of Ameritech Development Corp., which beneficially owned approximately 1.6 million shares of our common stock until June 2000. A member of our board of directors was a representative of Ameritech Development Corp. at the time the service and master lease agreements were executed.

        SBC is also one of our most significant customers, as evidenced by the fact that we recognized revenue from SBC of $21.2 million, $11.0 million and $9.9 million during the years ended December 31, 2003, 2002 and 2001, respectively. As of December 31, 2003 and 2002, SBC owed us approximately $2.8 million and $1.9 million, respectively, for services provided. During the years ended December 31, 2003, 2002 and 2001, we paid SBC $2.1 million, $2.2 million and $1.6 million, respectively, for leases. As of December 31, 2003 and 2002, we owed $3.8 million and $4.0 million, respectively, pursuant to the same leases. The leases generally have interest rates ranging from 6.27% to 8.50%, require monthly payments and have expiration dates varying through December 2006.

TechnoCom Corporation

        During the year ended December 31, 2002, we purchased 294,118 shares of TechnoCom Corporation's Series A Preferred Stock for $500,000, representing 2.9% of the aggregate dilutive voting power of TechnoCom as of September 30, 2002. We do not exercise any control or influence over TechnoCom and do not have any board representation. As a result, we have accounted for the investment on a cost rather than equity basis. TechnoCom is under contract to provide development and implementation services to the Wireless business unit in connection with our PDE service offering. TechnoCom also provides subcontracted services to our ILEC customers. During the years ended December 31, 2003 and 2002, we paid TechnoCom $316,000 and $955,000, respectively, for their services.

Change in Independent Auditors

        On June 6, 2002 our Board of Directors, based on the recommendation of our Audit Committee, dismissed Arthur Andersen LLP as our independent auditors and engaged PricewaterhouseCoopers LLP as our new independent auditors.

        Arthur Andersen's reports on our consolidated financial statements for the year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the year ended December 31, 2001 and the interim period ended June 6, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their report for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the year ended December 31, 2001 and the interim period ending June 6, 2002, neither we nor anyone acting on our behalf consulted PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K. However, our Audit Committee engaged PricewaterhouseCoopers beginning in November 2001 to perform a limited scope evaluation of our internal control systems. The fees paid to PricewaterhouseCoopers for these services were less than $60,000. Approximately one-half of these services were performed in 2002, prior to PricewaterhouseCoopers' engagement as our new independent auditors, with the remainder performed in 2001.

        Pursuant to Item 304(a)(3) of Regulation S-K, we provided Arthur Andersen with a copy of the foregoing disclosures and requested that Arthur Andersen provide a letter addressed to the SEC stating whether it agreed with the statements. Arthur Andersen advised us that it had ceased furnishing such letters. After reasonable efforts, we were not able to obtain a letter from Arthur Andersen; accordingly, no such letter was filed with our Annual Report on Form 10-K for the fiscal years ended December 31, 2003 or 2002.

Proposal 2—Ratification of Appointment of Independent Auditors

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as Intrado's independent auditors for the fiscal year ending December 31, 2004. PricewaterhouseCoopers LLP began serving as our independent auditors in June 2002 and served as our independent auditors for the fiscal years ended December 31, 2003 and 2002. In taking this action, the Audit Committee carefully considered PricewaterhouseCoopers LLP's performance since its retention, its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. Services provided to Intrado and its subsidiaries by PricewaterhouseCoopers LLP in 2003 and 2002 are described under the caption "Fees Paid to Independent Auditors" below.

Policy on Audit Committee Pre-Approval of Services Performed by Independent Auditors

        In accordance with the policy of our Audit Committee and legal requirements, all services to be provided by PricewaterhouseCoopers are pre-approved by the Audit Committee. Pre-approved services include audit services, audit-related services, tax services and other services. In some cases, pre-approval is provided by the full Audit Committee for up to a year, and such services relate to a particular defined task or scope of work and are subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and such action is then communicated to the full Audit Committee. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. If we need such services, we obtain them from other service providers.

Fees Paid to Independent Auditors

        The following table sets forth the fees we paid to PricewaterhouseCoopers LLP, our independent auditors, for professional services provided during 2003 and 2002.

Type of Fee	2003	2002
Audit Fees(1)	$228,000	$105,000
Audit-Related Fees(2)	12,000	10,000
Tax Fees	139,000	-0-
All Other Fees	-0-	30,000

Total fees	$379,000	$145,000

(1)
Audit fees relate to professional services rendered in connection with the audit of our annual financial statements included in our Annual Report on Form 10-K, quarterly review of financial statements included in our quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.

(2)
Audit-related fees include professional services related to the assurance and related services that are reasonably related to the audit or review of our financial statements, consultation on accounting standards or transactions, and audits of employee benefit plans.

(3)
Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting and tax planning. We do not engage PricewaterhouseCoopers to perform personal tax services for our executive officers.

(4)
All other fees include fees for a limited scope evaluation of our internal control systems and due diligence procedures associated with mergers and acquisitions.

Availability at 2004 Annual Meeting

        Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Vote Required for Ratification

        The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004. However, the Audit Committee has sole authority for appointing and terminating Intrado's independent auditors for 2004. Accordingly, stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Intrado's independent auditors. The Audit Committee believes, however, that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is a matter of good corporate governance. In the event stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment.

The Board of Directors and the Audit Committee of the Board of Directors recommend that stockholders vote "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

Other Matters

        As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals for 2005 Annual Meeting

        A stockholder who intends to present a proposal at the 2005 Annual Meeting of Stockholders for inclusion in our 2005 proxy statement must submit the proposal by December 1, 2004. In order for the proposal to be included in the proxy statement, the stockholder submitting the proposal must meet certain eligibility standards and must comply with certain procedures established by the Securities and Exchange Commission, and the proposal must comply with the requirements as to form and substance established by applicable laws and regulations. The proposal must be mailed to our Corporate Secretary, 1601 Dry Creek Drive, Longmont, Colorado 80503.

        In addition, in accordance with our bylaws, a stockholder wishing to bring an item of business before the 2005 Annual Meeting must deliver notice of the item of business to us at our principal offices by no later than December 1, 2004, even if the item is not to be included in our proxy statement.

THE BOARD OF DIRECTORS INTRADO INC.

Longmont, Colorado
April 30, 2004

Appendix A

INTRADO, INC.
AUDIT COMMITTEE CHARTER

A.    Purpose

        The purpose of the Audit Committee is to enhance the Board of Directors' oversight of:

  •
  the integrity of the Company's financial statements, including compliance with legal and regulatory requirements relating to financial reporting and disclosure;

  •
  the independent auditor's qualifications and independence; and

  •
  the performance of the Company's internal audit function and independent auditors.

B.    Structure and Membership

        1.    Number.    The Audit Committee shall consist of at least three members of the Board of Directors.

        2.    Independence.    Except as otherwise permitted by the applicable rules of The Nasdaq Stock Market and applicable federal securities laws, including Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and laws.

        3.    Financial Literacy.    Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a "financial expert" (as defined by applicable Nasdaq and SEC rules). All members of the Audit Committee shall participate in continuing education programs, as set forth by the Corporate Governance Committee.

        4.    Chair.    The Audit Committee shall elect a Chair by majority vote, unless the Board of Directors elects a Chair.

        5.    Compensation.    The compensation of Audit Committee members shall be as determined by the Compensation Committee. No member of the Audit Committee may receive any compensation from the Company other than compensation for service on the Board of Directors and any Board committees.

        6.    Term.    Each member of the Audit Committee shall be appointed for a one-year term.

        7.    Selection and Removal.    Members of the Audit Committee shall be appointed by the Board of Directors annually for a one-year term and shall serve until their successors are appointed and qualified. Members shall be appointed by a majority vote of disinterested members of the Board, upon consultation with the Corporate Governance Committee. The Board of Directors may remove members of the Audit Committee at any time, with or without cause.

C.    Authority and Responsibilities

  General

        The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company's management and the independent auditor, in accordance with its business judgment. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the

Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor's report.

  Oversight of Independent Auditors

        1.    Selection.    The Audit Committee shall be solely and directly responsible for appointing, evaluating and, when necessary, terminating the independent auditor. The Audit Committee shall also review and evaluate the lead partner and other senior members of the independent auditor, after soliciting and taking into account the opinions of management and the Company's internal auditors. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

        2.    Independence.    The Audit Committee shall take appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company (including the Company's management and Board members), including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall actively engage in dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor and shall confirm that the Company's management and Board members do not use the independent auditors for personal audit, tax, consulting or other services. In addition, the Audit Committee shall confirm the regular rotation of the lead audit partner and reviewing partner as required by Section 203 of the Sarbanes-Oxley Act.

The Audit Committee shall also confirm that the CEO, controller, CFO, and CAO (or other persons serving in similar capacities) were not employed by the independent auditor, or if employed, did not participate in any capacity in the audit of the Company, in each case, during the three-year period preceding the date of initiation of the audit.

        3.    Compensation.    The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee. The Audit Committee shall advise the Company's management as to any planned expenditures so the Company can incorporate such expenditures into the Company's budgeting process.

        4.    Preapproval of Services.    The Audit Committee shall preapprove all audit services and non-audit services (other than de minimus non-audit services as defined by the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder)) to be provided to the Company by the independent auditor.

        5.    Oversight.    The independent auditor shall report directly to the Audit Committee and the Audit Committee shall have direct responsibility for overseeing the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, obtain and review the reports required to be made by the independent auditor pursuant to paragraph (k) of Section 10A of the Securities Exchange Act of 1934 regarding:

  •
  critical accounting policies and practices;

  •
  alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

  •
  other material written communications between the independent auditor and Company management.

  Review of Audited Financial Statements

        6.    Discussion of Audited Financial Statements.    The Audit Committee shall review and discuss with the Company's management and independent auditor the Company's audited financial statements, including the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

        7.    Recommendation to Board Regarding Financial Statements.    The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

        8.    Audit Committee Report.    The Audit Committee shall prepare or cause to be prepared for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.

  Review of Other Financial Disclosures

        9.    Independent Auditor Review of Interim Financial Statements.    The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor's review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71 and 90. Management shall advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor's review of interim financial information.

  Controls and Procedures

        10.    Oversight.    The Audit Committee shall coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's internal audit function. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

        11.    Procedures for Complaints.    The Audit Committee shall approve procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        12.    Related-Party Transactions.    The Audit Committee shall review and approve all related party transactions.

        13.    Additional Powers.    The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

        14.    Risk Management.    At least annually, the Audit Committee shall review the Company's policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company's exposure to risk is handled.

D.    Procedures and Administration

        1.    Meetings.    The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities. At least quarterly, the Audit Committee shall meet with: (i) the independent auditor; (ii) Company management and (iii) the Company's internal auditors, as designated by the Audit Committee in consultation with management. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Subcommittees.    The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be reported to the full Audit Committee at its next scheduled meeting.

        3.    Reports to Board.    The Audit Committee shall report regularly to the Board of Directors.

        4.    Charter.    At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

        5.    Independent Advisors.    The Audit Committee shall have the authority to engage and determine funding for such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

        6.    Investigations.    The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee. The Audit Committee shall advise the Company's management as to any planned expenditures so the Company can incorporate such expenditures into to the Company's budgeting process.

        7.    Annual Self-Evaluation.    At least annually, the Audit Committee shall evaluate its own performance.

Appendix B

INTRADO INC.
Charter of the Compensation Committee

A.    Purpose

        The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company's executive officers and directors.

B.    Structure and Membership

        1.    Number.    The Compensation Committee shall consist of at least two members of the Board of Directors.

        2.    Independence.    Except as otherwise permitted by the applicable rules of the Nasdaq Stock Market, each member of the Compensation Committee shall be:

  •
  an "independent director" as determined in accordance with the applicable rules of the Nasdaq Stock Market;

  •
  a "non-employee director," as such term is defined from time to time in Rule 16b-3 promulgated under the Securities Exchange Act of 1934; and

  •
  an "outside director," as such term is defined from time to time in Section 162(m) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

        3.    Selection and Removal.    The Board of Directors shall appoint the members of the Compensation Committee, upon the recommendation of the Corporate Governance Committee. The Board of Directors may remove members of the Compensation Committee from such committee, with or without cause.

        4.    Chair.    Unless the Board of Directors elects a Chair of the Compensation Committee, the Compensation Committee shall elect a Chair by majority vote of the Committee.

C.    Authority and Responsibilities

        1.    Tier One Executive Officer and Director Compensation.    The Compensation Committee shall annually establish and approve the compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation of the Company's Chief Executive Officer ("CEO"), the Chief Operating Officer, and the Chief Financial Officer (collectively, the "Tier One Executives") and each member of the Board of Directors.

        2.    Section 16 Executive Officer Compensation.    The Compensation Committee shall annually review and approve the compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits and other forms of executive officer compensation of other executive officers of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

        3.    Approval of Equity-Based Compensation Plans.    The Compensation Committee shall periodically review and make corporate policy with respect to equity-based compensation plans (benefit plans pursuant to which options or stock may be acquired by officers, directors, employees or consultants of the Company).

        4.    Administration of Equity-Based Compensation Plans.    The Compensation Committee shall exercise all rights, authority and functions of the Board of Directors under all of the Company's stock option, stock incentive, employee stock purchase and other equity-based plans, including the authority to interpret the terms thereof, to grant options thereunder and to make stock awards thereunder; provided, however, that, except as otherwise expressly authorized to do so by a plan or resolution of the Board of Directors, the Compensation Committee shall not be authorized to amend any such plan.

        5.    Compensation Committee Report on Executive Compensation.    The Compensation Committee shall prepare for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of security holders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 402(k) of Regulation S-K.

        6.    Compensation Committee Report on Repricing of Options and Stock Appreciation Rights.    If during the last fiscal year of the Company (while the Company was a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act")) any adjustment or amendment was made to the exercise price of any stock option or stock appreciation right previously awarded to a "named executive officer" (as such term is defined from time to time in Item 402(a)(3) of Regulation S-K), the Compensation Committee shall furnish the report required by Item 402(i) of Regulation S-K.

        7.    Additional Powers.    The Compensation Committee shall take such other action with respect to compensation matters as may be delegated from time to time by the Board of Directors.

D.    Procedures and Administration

        1.    Meetings.    The Compensation Committee shall meet as often as it deems necessary in order to perform its responsibilities. The Compensation Committee shall keep such records of its meetings as it shall deem appropriate.

        2.    Delegation of Authority.    The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances, including a subcommittee comprised of a single member. The Compensation Committee may also delegate authority to one or more executive officers of the Company the power to grant stock options and issue other stock-based compensation, provided that such stock options or other stock-based compensation:

  •
  will be subject to limitations established by the Compensation Committee, in its discretion; and

  •
  will not, under any circumstances, be issued to an executive officer, an affiliate of the executive officer, or an immediate family member (as defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934) of the executive officer.

        3.    Reports to Board.    The Compensation Committee shall report regularly to the Board of Directors.

        4.    Charter.    The Compensation Committee shall periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

        5.    Consulting Arrangements.    The Compensation Committee shall have the authority to retain compensation consultants to be used to assist in the evaluation of executive officer and director compensation. The Compensation Committee shall submit planned expenditures in the Company's budgeting process and operate within its budget unless otherwise approved by the Board.

        6.    Self-Evaluation.    The Compensation Committee shall conduct a performance evaluation in accordance with the process established by the Corporate Governance Committee.

Appendix C

INTRADO INC.
Charter of the Corporate Governance Committee

1.     Committee Membership and Organizational Procedures

        The Corporate Governance Committee ("Committee") of Intrado Inc. (the "Corporation") shall be comprised solely of two or more independent members according to the independence standards established by applicable statutes, regulations, and the Nasdaq National Market listing standards, and such other independence standards that may be established by the Committee ("Independence Standards").

        The members of the Committee shall be appointed and replaced by the Board.

        A majority of the members of the Committee shall constitute a quorum for the transaction of business, subject to the provisions of Article III, Section 11 of the Corporation's Bylaws regarding the appointment of a substitute director to act in the place of any absent or disqualified Committee member.

        The vote of a majority of the members and substitute members present at any meeting at which a quorum is present shall be the act of the Committee. However, the Committee may designate, form and delegate authority to standing and ad-hoc subcommittees as the Committee deems necessary or desirable.

        The Committee Chairman shall have the authority to call a special meeting of the Committee whenever the Committee Chairman deems such meeting necessary or desirable.

        The Chairman shall regularly make a report to the Board regarding the Committee's activities.

2.     Committee Authority and Responsibilities

        The Committee shall have the responsibility for advice and counsel to management and the Board regarding oversight of the Corporation's governance, including the following authority and responsibilities, together with any additional authority or responsibilities delegated to the Committee by the Board from time to time:

Board Membership

  •
  Establish and periodically reevaluate the criteria for Board membership;

  •
  Identify, consider, recommend, and recruit candidates to fill vacancies or new positions on the Board, including consideration of candidates recommended by stockholders;

  •
  Conduct appropriate and necessary inquiries into the backgrounds and qualifications of Board candidates (including compliance with security procedures that are consistent with those required of senior management), with advice and assistance from internal or external legal, accounting, security or other advisors;

  •
  Evaluate the qualifications and performance of incumbent directors and determine whether to recommend them for re-election to the Board, in light of the Company's needs and circumstances;

Evaluation of Board Performance, Organization and Structure

  •
  Annually evaluate the performance of the Board and each member of the Board;

  •
  Recommend to the Board removal of a director, where appropriate under the Delaware General Corporation Law, other applicable statutes and regulations, Nasdaq National Market listing standards, or the Corporation's Certificate of Incorporation or Bylaws;

  •
  Periodically assess the composition, organization and practices of the Board, including the structure, membership and leadership of Board committees and make recommendations to the Board;

  •
  Annually review this Charter and recommend any proposed changes to the Board for approval;

Training

  •
  Establish an orientation program for new directors;

  •
  On an ongoing basis, monitor the orientation and education needs of new and existing directors and offer training to the Board, individual directors and management, where appropriate;

General Responsibilities

  •
  Recommend matters for consideration by the Board;

  •
  Make recommendations on the structure of Board meetings and the process through which the Board receives information from management or other sources;

  •
  Periodically review the employment and service on the board of any other profit or non-profit organization of Board members and senior executives;

  •
  Periodically review the Corporation's Code of Conduct and ethics policies, including "whistle blower" provisions;

  •
  Review the Company's plan for CEO succession;

  •
  Monitor non-Board services provided by directors to the Corporation or its subsidiaries;

  •
  Review at least annually a summary of the Company's charitable contributions;

  •
  Submit planned expenditures in the Company's budgeting process and operate within its budget unless otherwise approved by the Board.

INTRADO INC.

PROXY
Annual Meeting of Stockholders, June 3, 2004
This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2004 Annual Meeting of Stockholders of Intrado Inc. ("Intrado") to be held on June 3, 2004 and the related proxy statement, and appoints George Heinrichs, Michael D. Dingman, Jr., and Craig W. Donaldson, and each of them (the "Named Proxies"), the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Intrado that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2004 Annual Meeting of Stockholders of Intrado to be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York, on Thursday, June 3, 2004, beginning at 3:00 p.m. local time and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

        The shares represented by this proxy, when properly executed, shall be voted as specified by the undersigned. If no specification is made, this proxy will be voted, FOR the election of all nominees for director (proposal 1), FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004 (proposal 2), and according to the discretion of the proxy holders on any other matters that may properly come before the meeting or any postponement or adjournment thereof.

        Please date, sign exactly as your name appears on the form, and mail the proxy card promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

THERE ARE THREE WAYS TO VOTE YOUR PROXY.

  Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  VOTE BY TELEPHONE—TOLL FREE: 1-800-560-1965 *** QUICK *** EASY *** IMMEDIATE

  •
  Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 2, 2004.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

  VOTE BY INTERNET: http://www.eproxy.com/trdo/ *** QUICK *** EASY *** IMMEDIATE

  •
  Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (CT) on June 2, 2004.

  •
  Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

  VOTE BY MAIL

  Mark, sign, and date your proxy card and return it in the postage-paid envelope we've provided or return it to Intrado Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, Minnesota 55164-0873.

  If you vote by telephone or vote using the Internet, please do not mail your Proxy Card.

THANK YOU FOR VOTING

INTRADO INC.

The Board of Directors recommends a vote FOR items 1 and 2.

1.
To elect Stephen O. James as a director to serve for a three-year term ending in the year 2007 and until a successor is duly elected and qualified;

☐	FOR the nominee listed above (except as marked to the contrary below).
☐	WITHHOLD AUTHORITY to vote for the nominee listed above.
2.
To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

        If you plan on attending the meeting, please check the box to the right. ☐

Please print the name(s) appearing on each share certificate(s) over which you have voting authority:	(Print name(s) on certificate)
Please sign your name:	Authorized Signature(s)	Date:
	Authorized Signature(s) of Joint Owners, if any	Date:

        Please date, sign exactly as your name appears on the form, and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee, or guardian, please give your full title as such. If shares are held jointly, both owners must sign.